EXHIBIT 10(a)

                         OPINION AND CONSENT OF COUNSEL

March 29, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:      Phoenix Home Life Variable Accumulation Account
         Phoenix Home Life Mutual Insurance Company
         Post-Effective Amendment No. 33 to Form N-4
         Registration Nos. 002-78020 and 811-3488


Dear Sirs:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectuses contained in the Registration Statement on Form N-4 filed by Phoenix Home Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

As Counsel to the depositor, I am familiar with the variable annuity, Big Edge, Big Edge Plus, Group Strategic Edge and Big Edge Choice for New York, which are the subjects of this Form N-4 registration statement.

In connection with this option, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the contracts.

Based upon this review, I am of the opinions that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Home Life Mutual Insurance Company.


Very truly yours,


/s/ Susan E. Schechter
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Susan E. Schechter, Counsel
Phoenix Home Life Mutual Insurance Company